UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2013

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE
ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Green Mountain Coffee Roasters, Inc. (the “Company”) filed on December 18, 2012 related to the December 12, 2012 appointment of A.D. David Mackay to the Board of Directors (the “Board”) of the Company.

On March 6, 2013, in connection with its ongoing review of the composition of its Committees, the Board appointed Mr. Mackay to each of the Compensation and Organizational Development Committee and the Corporate Social Responsibility Committee, replacing Hinda Miller on the Compensation and Organizational Development Committee and Barbara D. Carlini on the Corporate Social Responsibility Committee.  Following Mr. Mackay’s appointment, the members of the Compensation and Organizational Development Committee are David E. Moran (Chairperson), Michael J. Mardy, Norman H. Wesley, and Mr. Mackay, and the members of the Corporate Social Responsibility Committee are Hinda Miller (Chairperson), David E. Moran, and Mr. Mackay.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Howard Malovany
Howard Malovany
Chief Legal Officer, Corporate General Counsel and Secretary

Date: March 8, 2013

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